EXHIBIT 10. BB
SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made as of 30 October 2024 (the “Agreement Date”) between Valley National Bank (“Employer”) and Michael Hagedorn (“Employee”).

WHEREAS, Employee is employed by Employer as an employee at-will; and

WHEREAS, Employee and Employer mutually agree to Employee’s separation from service, which is not for Cause or Good Reason, nor due to any disagreement between Employee and Employer or its parent or affiliates, their Boards of Directors or their management; and

WHEREAS, Employer desires to provide Employee with certain payments to assist Employee with the transition from employment with Employer in exchange for Employee’s agreement to enter into this Agreement, which contains a waiver of rights, restrictive covenants and a general release of all claims; and

WHEREAS, as a condition precedent to receiving the enhanced benefits described herein, Employee agrees to execute and fully comply with the terms of this Agreement; and

WHEREAS, Employee and Employer agree that the terms set forth in this Agreement constitute adequate consideration for entry into this Agreement, the receipt and sufficiency of which are hereby acknowledged;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, Employer and Employee, intending to be legally bound hereby, agree as follows:

PART I – SEPARATION DATE; SERVICES; PAYMENTS AND BENEFITS

1.    Employee acknowledges receiving this Agreement on the Agreement Date (and as revised on 21 November 2024) as notice from Employer that Employee’s employment with Employer shall terminate effective as of 1 December 2024 (the “Separation Date”). Effective as of the Separation Date, Employee resigns from all officer and director positions that Employee holds with Employer, its parent and its affiliates, and while such resignations are intended to be self-effectuating, Employee shall execute any and all documentation necessary to implement such resignations.
2.    From the Agreement Date until the Separation Date (the “Transition Period”), Employee shall serve as an executive employee of Employer providing transition services to execute any required documents or certifications and to facilitate an orderly transition of activities and responsibilities to his successor. In consideration for Employee’s services during the Transition Period, Employee shall continue to receive Employee’s base salary until the Separation Date at the rate in effect on the Agreement; provided however, from and following the Agreement Date, Employee shall not be granted any additional equity awards and, except as expressly provided herein, Employee shall not be entitled to any additional non-equity incentive payments. In addition, Employer shall continue Employee’s health and dental benefits until the last day of the month of the Separation Date, with cost sharing on the same basis as other employees of Employer. Thereafter, Employee may continue health and dental benefits at Employee’s own expense in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). A letter will be sent by the COBRA Administrator to Employee explaining the terms and options for continuation of health insurance coverage once termination of coverage occurs.
3.    Severance Benefits. Provided that Employee remains continuously and satisfactorily employed (including providing transitional assistance to Employer) through the Transition Period and Employee agrees to and accepts the terms of and executes this Agreement and does not timely revoke such acceptance, and subject to Employee’s execution and non-revocation of the additional release of claims substantially in the form attached hereto as Exhibit A (the “Additional Release”) on or within the period following the Separation Date as specified in the Additional Release (the “Conditions”), then, in consideration of and subject to the terms of this Agreement and in full satisfaction of all final payments due to Employee, Employer agrees to pay or provide to Employee the discretionary separation pay and benefits set forth in this section (the “Severance Benefits”). Employee acknowledges and agrees that the Severance Benefits exceed any sums or benefits to which Employee would otherwise be entitled under any applicable policy, plan and/or procedure of Employer or any previous agreement or understanding between Employee and Employer. The Severance Benefits shall be in full satisfaction of the obligations of Employer and its affiliates to Employee under this Agreement and/or any other plan, agreement, policy or arrangement of Employer and its affiliates upon Employee’s termination of employment; for purposes of clarity, in no event shall Employee be entitled to severance pay or benefits beyond the Severance Benefits. All applicable withholding and other taxes, as well as authorized and legally required deductions, shall be deducted from the gross amount of each payment.
(a)    Severance. The total gross sum of $590,000.00, representing fifty-two (52) weeks of Employee’s base salary as severance granted not pursuant to a severance plan but at the discretion of Employer, to be paid in a lump sum with the next payroll scheduled no less than eight (8) days after the date the Additional Release becomes effective and irrevocable.
(b)    Health Insurance Contribution. A supplemental payment equivalent to twelve (12) months of the Employer’s contribution towards Employee’s currently held health and dental insurance, to be paid in a lump sum with the next payroll scheduled no less than eight (8) days after the date the Additional Release becomes effective and irrevocable.
(c)    Target Bonus. The total gross sum of $472,000.00 in respect of and in full satisfaction of, Employee’s annual cash bonus opportunity (calculated at one hundred percent (100%) of the eighty percent (80%) target), to be paid in a lump sum with the next payroll scheduled no less than eight (8) days after the date the Additional Release becomes effective and irrevocable.
(d)    2024 Pro-rated Bonus. The total gross sum of $433,000.00 in respect of, and in full satisfaction of, Employee’s 2024 annual cash bonus opportunity (calculated at one hundred percent (100%) of the eighty percent (80%) target and prorated through the Separation Date); such amount shall be paid in a lump sum at the time that annual cash bonuses are paid to active employees of Employer in the first fiscal quarter of 2025 (but in any case, no later than 15 March 2025).
(e)    Outstanding Equity Awards. Employee agrees that Exhibit B contains a complete and accurate record of all of Employee’s outstanding unvested equity and equity-based awards, and that Employee is not eligible to receive any additional equity grants from Employer or Valley National Bancorp. Notwithstanding each award agreement or the applicable plan, the parties agree that the vesting of a portion of outstanding equity and equity-based awards shall be as indicated on Exhibit B, and that the remainder shall be forfeited as of the Separation Date in accordance with the terms of such plans. All applicable withholding, authorized deductions and other taxes and legal requirements shall be withheld at the time of each vesting.
4.    Employee’s participation in Employer’s Deferred Compensation Plan and/or 401(k) Plan shall cease as of the Separation Date and Employee’s vested and accrued benefits thereunder shall be paid in accordance with the terms of such plans.
5.    Employee’s life, short-term and long-term disability insurances shall cease as of the Separation Date.
6.    Any compensation or benefits provided to Employee during employment that are not specifically provided for in this Agreement shall terminate effective as of the Separation Date, and Employee shall not be entitled to any compensation or benefits not expressly set forth herein.
7.     Employee acknowledges that Employer’s obligations under this Agreement, including but not limited to the Severance Benefits described in Section 4 above, are contingent upon Employee timely executing, delivering, and not revoking this Agreement. If Employee chooses not to sign this Agreement or the Additional Release, timely revokes a valid execution of this Agreement or the Additional Release, or otherwise fails to comply with the terms of this Agreement or to meet the Conditions, then Employee shall not be entitled to the Severance Benefits.

PART II – REPRESENTATIONS AND COVENANTS

1.    Protection of Confidential Information. Employee acknowledges that during the course of Employee’s employment with Employer, Employee had access to certain confidential and proprietary information of or in the possession of Employer, which may include but is not limited to financial information; tax data; strategic business and marketing plans; trade secrets; Employer’s employee, contractor and vendor lists as well as their identities, job duties, titles, compensation history, business and personal phone and email contact information and other personally identifying information; policies and procedures; information concerning regulatory reviews, claims, law suits or potential law suits; customer and prospect lists and their related information; and files, reports, correspondence, other tangible or intangible property used or prepared by, or provided or made available to, Employee during the course of Employee’s employment by Employer (collectively, “Confidential Information”). Employee agrees to keep confidential and not to divulge any such Confidential Information to any other employee of Employer or to anyone outside of Employer without the written consent of the Chief Executive Officer of Employer.
2.    Non-Solicitation Covenant. As a material condition of receiving the Severance Benefits, Employee agrees that for twelve (12) months after the Separation Date, Employee will not, directly or indirectly, for Employee’s benefit or the benefit of any other person, firm or entity, solicit or attempt to solicit any of Employer’s customers, business partners or prospects, or any person employed or engaged in any capacity by Employer (including any person who was an independent contractor or vendor to Employer) to reduce or terminate their relationship with Employer.
3.    Permitted Disclosures; Notice Requirement. Notwithstanding any provisions of this Agreement (or any other agreement with or policy of Employer), nothing in this Agreement (or any other agreement with or policy of Employer) is intended to or shall prohibit Employee from (i) responding truthfully to a court or administrative agency order; (ii) initiating a claim or engaging in communications with any federal or state regulatory or enforcement agency or authority; or (iii) providing information or documents as may be required in response to any inquiry from any federal or state regulatory or enforcement agency or authority regarding a possible violation of federal or state laws or regulation, and in particular shall not prohibit any claims or activities referenced under the whistleblower provisions of federal or state laws or regulations. For purposes of clarity, regardless of permitted disclosures, Employee remains prohibited from disclosing Employer’s privileged attorney-client communications, records or attorney work product.
In addition, Employer hereby informs Employee that Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
4.    Other Representations. Employee represents that Employee does not have in Employee's possession or control any Confidential Information or any materials, books, files, reports, records, correspondence, other documents or intangible property (or copies thereof in any form or medium) used or prepared by, or provided or made available to, Employee during the course of Employee’s employment by Employer (“Employer Records”), other than as explicitly allowed by Employer. In the event Employee has not returned any Employer Records to Employer as of the Separation Date, Employee shall return the same no later than three (3) business days after the Separation Date, or if Employee has been allowed by Employer to retain certain Employer Records for specific purposes, Employee shall return the same when requested by Employer. Employee certifies that as of the date Employee signs this Agreement, Employee has reported all accidents, injuries or illnesses relating to or arising from Employee’s employment with Employer, and that other than amounts due under the provisions of Part I Sections 2 and 3, all wages due and owing have been paid.
5.    Cooperation. As a continuing condition of receiving the Severance Benefits, and for other good and valuable consideration, the receipt and sufficiency of which Employee hereby agrees that after the Separation Date, Employee shall remain available to and shall cooperate with Employer with respect to any request, legal process or other demand for disclosure of Confidential Information or any aspect of litigation, arbitration, administrative actions, claims, investigations, audits, governmental or regulatory inquiries or proceedings or any other similar proceedings involving Employer the Releasees (as defined below) in respect of periods during which Employee was employed by Employer or concerning matters in which Employee was involved, was custodian of records, or of which Employee had knowledge, as well as any process seeking disclosure of trade secrets or other Confidential Information (each, an “Inquiry”). Employer agrees to reimburse Employee for reasonable out-of-pocket expenses associated with such cooperation in any Inquiry, including travel expenses.
Employee further agrees that if Employee receives any request, legal process or other demand or otherwise becomes aware of any Inquiry, Employee agrees (if lawful to do so) to (i) notify Employer of any such Inquiry within two (2) business days of Employee receiving such Inquiry, and (ii) refrain from disclosing any information in response to such Inquiry until Employer has had an opportunity to contest such Inquiry or notifies Employee that it will not contest such Inquiry. Notice by Employee shall be given to Employer’s General Counsel, 70 Speedwell Avenue, Morristown, New Jersey 07960 by either email, hand delivery or overnight delivery.
6.    Violations. Employee acknowledges that a violation by Employee of any representations or covenants contained in this Part II would cause irreparable damage to Employer and its affiliates in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, Employee agrees that notwithstanding any provision of this Agreement to the contrary, and in addition to any other damages Employer is able to demonstrate, in the event of any violation by Employee of any of the provisions of this Part II, Employer and its affiliates shall be entitled (without the necessity of showing economic loss or other actual damage), in addition to any other legal or equitable remedies it may have, to (a) cease payment of the Severance Benefits not previously paid or provided, (b) the prompt return by Employee of any portion of the Severance Benefits previously paid or provided and (c) injunctive relief (including temporary restraining orders, preliminary injunctions and permanent injunctions), without posting a bond, in any court of competent jurisdiction. The preceding sentence shall not be construed as a waiver of the rights that Employer and its affiliates may have for damages under this Agreement or otherwise, and all such rights shall be unrestricted. The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period during which Employee is in violation of the provisions of Part II, Section 2. In the event that a court of competent jurisdiction determines that any provision of this Part II is invalid or more restrictive than permitted under the governing law of such jurisdiction, then, only as to enforcement of this Part II within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

PART III – GENERAL RELEASE; COVENANT NOT TO SUE

1.    General Release. As a condition of Employer’s willingness to enter into this Agreement and in consideration of the payments and other Severance Benefits described above, and for other good and valuable consideration, the receipt and sufficiency of which Employee hereby acknowledges, Employee acknowledges full and complete satisfaction and irrevocably and unconditionally releases, remits, acquits and discharges Employer, its past and present parents, subsidiaries, affiliates, divisions, and their past and present agents, officers, directors, employees, attorneys, fiduciaries, shareholders, partners and each of its or their successors and assigns as well as any and all employee benefit plans maintained by them and the benefit plan administrators, committees, trustees and fiduciaries thereof (hereinafter referred to as “Releasees”) jointly, individually, and in their representative capacities from any and all claims, known or unknown, civil or criminal, vested or contingent, that Employee and Employee’s heirs, administrators, representatives, executors, successors or assigns have or may claim to have against Releasees through the date on which Employee signs this Agreement, and from any and all liability that Releasees have or may have to all or any of them, whether as claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, to the date of this Agreement, including but not limited to any claims under any severance plans maintained by Employer, any claims of harassment (other than sexual harassment) or discrimination (for example, on the basis of age, sex, race, handicap, disability, or national origin) under any federal, state or local law, rule or regulation, including but not limited to: the Americans with Disabilities Act; COBRA; the Employee Retirement Income Security Act of 1974; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Reconstruction Era Civil Rights Act; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Equal Pay Act; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Sarbanes-Oxley Act of 2002; the Workers’ Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act; Whistleblower Protection Statutes, 10 U.S.C. §2409, 12 U.S.C. §1831j, 31 U.S.C. §5328, 41 U.S.C. §265; the Uniformed Services Employment and Reemployment Rights Act; the New Jersey Conscientious Employee Protection Act, NJ Stat Rev 34:19-1, et seq.; the New Jersey Workers Compensation Act; the New Jersey Law Against Discrimination; the New Jersey Security and Financial Empowerment Act; the New Jersey Equal Pay Act; the New Jersey Wage and Hour Acts; the New Jersey Family Leave Act; New Jersey Sick

Leave Act; the New Jersey Millville Dallas Airmotive Plant Loss Notification Act; any applicable state, county or municipal sick leave laws; and waivable rights under the New Jersey Constitution, and/or any other federal, state or local statutes, laws, rules and regulations pertaining to employment, as well as any and all claims under state or federal contract or tort law including but not limited to breach of contract, breach of a covenant of good faith and fair dealing or for any benefit (except vested benefits). Employee certifies that, as of the date Employee signs this Agreement, Employee has reported all accidents, injuries or illnesses relating to or arising from Employee’s employment with Employer, and that all wages due and owing have been paid.
2.    Covenant Not to Sue. Subject to the exceptions in Part II Section 3, Employee further agrees that Employee (i) has not initiated and will not initiate any complaint, lawsuit or charge against Releasees seeking or accepting any personal recovery, compensation or personal relief with respect to any matter arising out of Employee’s employment with or termination from Employer; (ii) will not voluntarily participate in any action, charge, claim or complaint initiated or pursued by any individual, partnership, corporation or any other entity against Releasees, except as required by court order, subpoena, or other judicial or administrative process, and will not seek or accept any personal recovery, compensation or personal relief for participation in or cooperation with any party investigating or adverse to Valley in any such matter; (iii) waives the right to become, and promises not to become, a member of any class in any case in which any claim is asserted against Releasees involving any event that occurred prior to Employee’s Separation Date; and (iv) waives the right to receive future monetary recovery directly from Employer, including Employer payments that result from any complaints or charges that Employee files with any governmental agency or that are filed on Employee’s behalf.
Notwithstanding the above, nothing in this Agreement (i) limits or is intended to limit claims that may not lawfully be released, waived or discharged by Employee, including claims that could be brought on Employee’s behalf by any federal or state regulatory or enforcement agency or authority or Employee’s rights to vested benefits under an Employer-sponsored benefit plan, (ii) prohibits activities referenced under the whistleblower provisions of federal or state laws or regulations, or (iii) prohibits Employee from bringing a claim to enforce their rights under this Agreement.

PART IV – MISCELLANEOUS

1.     By this Agreement, the parties do not admit misconduct or violation of any federal or state law or regulation or any Employer policy or procedure. Rather, they seek to amicably resolve their separation. Accordingly, this Agreement shall not be admissible in any proceeding as evidence of any admission by Employee or Employer, except that the Agreement may be introduced in any proceeding to enforce the Agreement.
2.    Employee shall make no negative statements or do anything that derogates or disparages Employer, its services, reputation, officers, directors, employees, financial status, operations, or that damages Employer in any business relationship with vendors, customers, or potential customers. Additionally, Employee will not publicly name or describe Employer in any written medium for the purpose of pecuniary gain, except in applications to prospective employers. These are material provisions of this Agreement. In response to any inquiry concerning Employee’s employment, Employer agrees it will limit its responses to dates of employment and position(s) held and shall not disclose any further data or information concerning Employee unless authorized in writing in advance by Employee.
3.    Employee agrees not to divulge the terms of this Agreement to anyone except Employee’s attorney, accountant, financial advisor or spouse, except as permitted in Part II Section 3 or as required by law. To the extent that Employee does properly disclose the terms of this Agreement, Employee must advise the recipient that they must not further disclose the terms of this Agreement except as required or permitted by law.
4.    It is the intent of the parties that (a) the Separation Date also shall be the date of Employee’s “separation from service” (within the meaning given to such term under Treasury Regulation Section 1.409A-1(h), or in subsequent IRS guidance under Section 409A of the Internal Revenue Code of 1986, and its implementing regulations, all as amended (“Section 409A”)); (b) this Agreement and all payments and benefits payable hereunder either shall be exempt from, or made in full compliance with, Section 409A; and (c) this Agreement shall be interpreted in accordance therewith, and modified accordingly if necessary. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each installment or payment under this Agreement shall be treated as a separate payment of compensation. In each case where this Agreement provides for the payment of an amount that constitutes nonqualified deferred compensation under Section 409A to be made to Employee within a designated period (e.g., within thirty (30) days after the date of termination) and such period begins and ends in different calendar years, the payment of an amount shall not begin until the beginning of the second calendar year after the Separation Date. Notwithstanding anything else herein to the contrary, if any payment or benefit required hereunder cannot be provided or made at the time specified herein or pursuant to any specific terms provided herein, without incurring excise taxes or penalties under Section 409A, then such benefit or payment shall be provided at the earliest time thereafter when such excise taxes or penalties will not be imposed, or any such terms will be modified so that penalties will not be imposed.
Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A shall be made in accordance with the requirements of Section 409A, including, where applicable, the requirement that (w) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement); (x) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (y) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (z) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding any other provision of this Agreement to the contrary, if Employee is considered a “specified employee” for purposes of Section 409A (as determined in accordance with the methodology established by Employer and its affiliates as in effect on the Separation Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A that is otherwise due to Employee under this Agreement during the six (6) month period immediately following Employee’s separation from service (as determined in accordance with Section 409A) on account of Employee’s separation from service shall be accumulated and paid to Employee on the first business day of the seventh month following Employee’s separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Employee under Section 409A of the Code. If Employee dies during the postponement period, the amounts and entitlements delayed on account of Section 409A shall be paid to the personal representative of Employee’s estate on the first to occur of the Delayed Payment Date or thirty (30) calendar days after the date of Employee’s death.
In all events, no warranty or guarantee is made with respect to the tax treatment of payments due hereunder.
5.    Employee acknowledges that Employee understands and is competent to execute this Agreement, which includes a general release of Employee’s important rights and known and unknown claims; that before signing this Agreement, Employee was given reasonable and ample time of twenty-one (21) days after the Agreement Date (the “Review Period”) in which to review and consider it; that Employee was encouraged by Employer to consult with Employee’s advisors, including an attorney and a tax accountant of Employee’s own choosing prior to signing this Agreement; and, that Employee is entering into this Agreement voluntarily and of Employee’s own free will without duress or coercion. If Employee chooses to voluntarily execute this Agreement prior to the expiration of the Review Period, then Employee acknowledges that Employee waives any claim based upon not waiting the full Review Period. Employee further understands and acknowledges that for a period of seven (7) days following the signing of this Agreement by Employee, Employee may revoke this Agreement. To be valid, any such revocation must be in writing, signed by Employee and delivered to Employer’s Employment Counsel at 70 Speedwell Avenue, Morristown, New Jersey 07960 by 5:00 p.m. on or before the seventh (7th) day after Employee signs this Agreement. Otherwise, this Agreement when fully executed becomes effective following the expiration of the revocation period without Employee’s delivery of a valid revocation. It is understood and agreed that this Agreement shall not be effective or enforceable against either party until the day after a period of seven (7) days following execution by Employee, and Employee may revoke this Agreement for any reason during this seven (7)-day period. It is further understood and agreed that no payments will be made to Employee under the Agreement if Employee revokes the Agreement during such revocation period.
6.    The parties agree that this Agreement constitutes the entire understanding of the parties regarding the subject matter hereof, supersedes all prior oral and written agreements with respect thereto and cannot be modified except by a writing signed by both parties; provided, however, that any restrictive covenants set forth in this Agreement (including those with respect to non-solicitation and non-disclosure of confidential information) shall be in addition to those otherwise applicable to Employee. Employee further acknowledges that the only consideration for signing this Agreement is as set forth in this Agreement; that the consideration received for executing this Agreement is greater than that to which Employee is otherwise entitled; that no other promise or agreements of any kind have been made to Employee by any person or entity whatsoever to cause them to sign this Agreement; and that except as specifically set forth herein,

Employee is not entitled to additional payments under any Employer agreement (including Employee’s Change in Control Agreement dated as of August 12, 2019 which is of no further force and effect), policy or plan (except benefits vested as of the Separation Date). For purposes of this Agreement, the term “affiliate” means an entity controlled by, controlling or under common control with Employer and the term “including” shall mean “including, without limitation.”
7.     Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof is prohibited or held invalid, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the prohibition or invalidity shall not affect other provisions or applications and to this end the provisions of this Agreement are declared to be severable. However, if any portion of the release above is held to be illegal or unenforceable, Employee agrees to promptly execute a valid release in favor of the Releasees.
8.    This Agreement shall be construed under the applicable laws of the State of New Jersey, without regard to its conflict of laws principles, and shall not be interpreted strictly for or against any party. The parties hereby agree to submit to personal jurisdiction in New Jersey, and any dispute arising out of this Agreement shall be brought exclusively in either New Jersey State Court or the Federal District Court for the District of New Jersey.

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9.    Electronic Signatures; Counterparts; Enforceability. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that this Agreement may be completed, signed and delivered by electronic means (including, without limitation, through the ADP or DocuSign electronic signing systems) and in one or more counterparts, each of which shall be an original as if signed manually by hand. The parties further agree that whether signed manually or electronically, all of the counterparts taken together shall constitute one and the same agreement and shall be a valid and binding agreement, fully admissible in any court of law or otherwise and under any and all state and federal rules of evidence. It is understood and agreed that this Agreement shall not be effective or enforceable against either party until the day after a period of seven (7) days following execution by Employee after the Separation Date, and Employee may revoke this Agreement for any reason during this seven (7) day period. It is further understood and agreed that no payments will be made to Employee hereunder until the next scheduled payroll after the seven (7) day revocation period of this Agreement has ended and the Employee has not exercised their right to revoke the Agreement during such revocation period.
    By signing below or electronically, I acknowledge that I have received or been given the opportunity to download a copy of this Agreement (including its Exhibits and Schedules, if any); that I have been advised that I can have this Agreement reviewed by my attorney; and that I carefully read this Agreement and understand and agree to all of its terms, including the waivers of rights and the full and final release of claims set forth above. I further acknowledge that I have voluntarily entered into this Agreement and agree to the separation of my employment effective on the Separation Date, that I have not relied upon any representation or statement, written or oral, other than those set forth in this Agreement. I further acknowledge that I have been provided with twenty-one (21) days to consider this Agreement and seven (7) days to revoke my execution of this Agreement.

THIS IS A LEGAL AGREEMENT, WITH RESTRICTIVE COVENANTS, RELEASES OF RIGHTS AND A COVENANT NOT TO SUE; READ CAREFULLY BEFORE SIGNING

Agreed and accepted:

Date
By:	/s/ Michael Hagedorn	11/24/2024
Michael Hagedorn

VALLEY NATIONAL BANK
By:	/s/ Yvonne Surowiec	11/27/2024
SEVP & Chief People Officer
(on or after date of Employee’s signature above)

[Signature Page to Separation Agreement and General Release]

EXHIBIT A

(Form of)
ADDITIONAL RELEASE OF CLAIMS
This Additional Release of Claims (this “Release”) is made as of 1 December 2024 (the “Release Agreement Date”) between Valley National Bank (“Employer”) and Michael Hagedorn (“Employee”).
WHEREAS, Employer and Employee have entered into Separation Agreement and General Release (the “Agreement”), dated as of 30 October 2024, pursuant to which Employee is entitled to receive certain additional compensation upon and following the Separation Date (capitalized terms used but not defined in this Release have the meanings ascribed to them in the Agreement);
WHEREAS, Employee’s receipt of the additional compensation under the Agreement is conditioned upon Employee signing and not revoking this Release, which the parties acknowledge is mutually agreeable; and
WHEREAS, Employee’s employment with and services to Employer have been terminated as of the Separation Date.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Employer and Employee, intending to be legally bound hereby, agree as follows:

1.    Employee acknowledges full and complete satisfaction and irrevocably and unconditionally releases, remits, acquits and discharges Employer, its past and present parents, subsidiaries, affiliates, divisions, and their past and present agents, officers, directors, employees, attorneys, fiduciaries, shareholders, partners and each of its or their successors and assigns as well as any and all employee benefit plans maintained by them and the benefit plan administrators, committees, trustees and fiduciaries thereof (hereinafter referred to as “Releasees”) jointly, individually, and in their representative capacities from any and all claims, known or unknown, civil or criminal, vested or contingent, that Employee and Employee’s heirs, administrators, representatives, executors, successors or assigns have or may claim to have against Releasees through the date on which Employee signs this Release, and from any and all liability that Releasees have or may have to them, whether as claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, to the date of this Release, including but not limited to any claims under any severance plans maintained by Employer, any claims of harassment (other than sexual harassment) or discrimination (for example, on the basis of age, sex, race, handicap, disability, or national origin) under any federal, state or local law, rule or regulation, including but not limited to: the Americans with Disabilities Act; COBRA; the Employee Retirement Income Security Act of 1974; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Reconstruction Era Civil Rights Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Equal Pay Act; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Sarbanes-Oxley Act of 2002; the Workers’ Adjustment and Retraining Notification Act; the Occupational Safety and Health Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act; Whistleblower Protection Statutes, 10 U.S.C. §2409, 12 U.S.C. §1831j, 31 U.S.C. §5328, 41 U.S.C. §265; the Uniformed Services Employment and Reemployment Rights Act; the New Jersey Conscientious Employee Protection Act, NJ Stat Rev 34:19-1, et seq.; the New Jersey Workers Compensation Act; the New Jersey Law Against Discrimination; the New Jersey Security and Financial Empowerment Act; the New Jersey Equal Pay Act; the New Jersey Wage and Hour Acts; the New Jersey Family Leave Act; New Jersey Sick Leave Act; the New Jersey Millville Dallas Airmotive Plant Loss Notification Act; any municipal sick leave laws; and waivable rights under the New Jersey Constitution, and/or any other federal, state or local statutes, laws, rules and regulations pertaining to employment, as well as any and all claims under state or federal contract or tort law including but not limited to breach of contract, breach of a covenant of good faith and fair dealing or for any benefit (except vested benefits). Employee certifies that, as of the date Employee signs this Release, Employee has reported all accidents, injuries or illnesses relating to or arising from Employee’s employment with Employer, and that all wages due and owing have been paid.
Employee acknowledges that Employer’s obligations under the Agreement, including but not limited to the Severance Benefits, are contingent upon Employee timely executing, delivering, and not revoking this Release.

2.    Covenant Not to Sue. Subject to the exceptions in Part II Section 3, Employee further agrees that Employee (i) has not initiated and will not initiate any complaint, lawsuit or charge against Releasees seeking or accepting any personal recovery, compensation or personal relief with respect to any matter arising out of Employee’s employment with or termination from Employer; (ii) will not voluntarily participate in any action, charge, claim or complaint initiated or pursued by any individual, partnership, corporation or any other entity against Releasees, except as required by court order, subpoena, or other judicial or administrative process, and will not seek or accept any personal recovery, compensation or personal relief for participation in or cooperation with any party investigating or adverse to Valley in any such matter; (iii) waives the right to become, and promises not to become, a member of any class in any case in which any claim is asserted against Releasees involving any event that occurred prior to Employee’s Separation Date; and (iv) waives the right to receive future monetary recovery directly from Employer, including Employer payments that result from any complaints or charges that Employee files with any governmental agency or that are filed on Employee’s behalf.
Notwithstanding the above, nothing in the Agreement or this Release (i) limits or is intended to limit claims that may not lawfully be released, waived or discharged by Employee, including claims that could be brought on Employee’s behalf by any federal or state regulatory or enforcement agency or authority, or Employee’s rights to vested benefits under an Employer-sponsored benefit plan, (ii) prohibits activities referenced under the whistleblower provisions of federal or state laws or regulations, or (iii) prohibits Employee from bringing a claim to enforce their rights under the Agreement.
3.    Employee acknowledges that Employee understands and is competent to execute this Release, which includes a general release of Employee’s important rights and known and unknown claims; that before signing this Release, Employee was given reasonable and ample time of twenty-one (21) days in which to review and consider it (the “Release Review Period”); that Employee was encouraged by Employer to consult with Employee’s advisors, including an attorney of Employee’s own choosing prior to signing this Release; and, that Employee is entering into the Agreement and this Release voluntarily and of Employee’s own free will without duress or coercion. If Employee chooses to voluntarily execute this Release prior to the expiration of the Release Review Period, then Employee acknowledges that Employee waives any claim based upon not waiting the full Release Review Period. Employee further understands and acknowledges that for a period of seven (7) days following the signing of this Release by Employee, Employee may revoke this Release. To be valid, any such revocation must be in writing, signed by Employee and delivered to Employer’s Employment Counsel at 70 Speedwell Avenue, Morristown, New Jersey 07960 by 5:00 p.m. on or before the seventh (7th) day after Employee signs this Release. Otherwise, this Release when fully executed becomes effective following the expiration of the revocation period without Employee’s delivery of a valid revocation. It is understood and agreed that this Release shall not be effective or enforceable against either party until the day after a period of seven (7) days following execution by Employee, and Employee may revoke this Release for any reason during this seven (7)-day period. It is further understood and agreed that no payments will be made to Employee under the Agreement if Employee revokes the Release during such revocation period.
4.    To the extent not preempted by Federal law, this Release shall be governed by and construed in accordance with the governing law set forth in the Agreement, without regard to its conflict of laws principles.

5.    Electronic Signatures; Counterparts; Enforceability. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that this Agreement may be completed, signed and delivered by electronic means (including, without limitation, through the ADP or DocuSign electronic signing systems) and in one or more counterparts, each of which shall be an original as if signed manually by hand. The parties further agree that whether signed manually or electronically, all of the counterparts taken together shall constitute one and the same agreement and shall be a valid and binding agreement, fully admissible in any court of law or otherwise and under any and all state and federal rules of evidence. It is understood and agreed that this Agreement shall not be effective or enforceable against either party until the day after a period of seven (7) days following execution by Employee after the Separation Date, and Employee may revoke this Agreement for any reason during this seven (7) day period. It is further understood and agreed that no payments will be made to Employee hereunder until the next scheduled payroll after the seven (7) day revocation period of this Agreement has ended and the Employee has not exercised their right to revoke the Agreement during such revocation period.
    By signing below or electronically, I acknowledge that I have received or been given the opportunity to download a copy of this Agreement (including its Exhibits and Schedules, if any); that I have been advised that I can have this Agreement reviewed by my attorney; and that I carefully read this Agreement and understand and agree to all of its terms, including the waivers of rights and the full and final release of claims set forth above. I further acknowledge that I have voluntarily entered into this Agreement and agree to the separation of my employment effective on the Separation Date, that I have not relied upon any representation or statement, written or oral, other than those set forth in this Agreement. I further acknowledge that I have been provided with twenty-one (21) days to consider this Agreement and seven (7) days to revoke my execution of this Agreement.

THIS IS A LEGAL AGREEMENT, WITH RESTRICTIVE COVENANTS, RELEASES OF RIGHTS AND A COVENANT NOT TO SUE; READ CAREFULLY BEFORE SIGNING

Agreed and accepted:

Date
By:

By:

[Signature Page to Release]

EXHIBIT B

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